EXHIBIT 10.1

SOURCE PETROLEUM INC.

2007 STOCK OPTION PLAN

This 2007 Stock Option Plan (the “Plan”) provides for the grant of options to acquire common shares (the “Common Shares”) in the capital of Source Petroleum Inc., a corporation formed under the laws of the State of Nevada (the “Corporation”).

1.	DEFINITIONS

In this Plan,

“Affiliate” means a company that is the subsidiary of the Corporation, the parent of the Corporation, or controlled by the individual or company that also controls the Corporation;

“Associate” means, where used to indicate a relationship with any person:

(a)	a partner of that person;
(b)	a trust or estate in which that person has a substantial beneficial interest or for which that person serves as trustee or in a similar capacity;
(c)

a company in respect of which that person beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the company; or

(d)	a relative, including the spouse or child, of that person or a relative of that person’s spouse, where the relative has the same residence as that person;

“Code” means the Internal Revenue Code of 1986, as amended;

“Common Shares” means shares of common stock in the capital of the Corporation;

“Consultant” means, in relation to the Corporation, an individual other than an employee or a director of the Corporation, that:

(a)

is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate of the Corporation, other than services provided in relation to a distribution of securities;

(b)	provides the services under a written contract between the Corporation or the Affiliate and the individual or the Consultant Company;
(c)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate of the Corporation; and

(d)	has a relationship with the Corporation or an Affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation;

“Consultant Company” means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner;

“Date of Grant” means the date the Plan Administrator has deemed to be the effective date of the Option for purposes of this Plan;

“Discounted Market Price” means the last daily closing price of the Corporation’s Common Shares, before the date of grant of an Option, less the discount set forth below, subject to a minimum price of $0.10:

Closing Price	Discount
up to $0.50	25%
$0.51 to $2.00	20%
above $2.00	15%

“Disinterested Shareholder Approval” means a majority of the votes cast at a meeting of shareholders other than votes attaching to shares beneficially owned by:

(a)	Insiders to whom options may be granted under the Plan; and
(b)	Associates of persons referred to in (a);

Non-voting and subordinate voting shares must be given full voting rights in these circumstances;

“Holder” means any person who is the owner of an Option;

“Incentive Stock Option” means stock options granted under this Plan that qualifies under Section 422 of the Internal Revenue Code of 1986, as amended;

“Insider” means:

(a)	a director or senior officer of the Corporation;
(b)	a director or senior officer of a company that is an Insider or subsidiary of the Corporation;
(c)

a company or an individual that beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the Corporation; or

(d)	the Corporation itself if it holds any of its own securities;

“Investor Relations Activities” means any activities, by or on behalf of the Corporation or a shareholder of the Corporation that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(a)	the dissemination of information provided, or records prepared, in the ordinary course of business of the Corporation
a.	to promote the sale of products or services of the Corporation, or
b.	to raise public awareness of the Corporation,

that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(b)	activities or communications necessary to comply with the requirements of
a.	applicable securities laws,
b.	the by-laws, rules or other regulatory instruments of any self regulatory body or exchange having jurisdiction over the Corporation;
(c)

communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if

a.	the communication is only through the newspaper, magazine or publication, and
b.	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer;

“Non-Qualified Stock Option” means stock options that do not qualify under Section 422 of the Code granted under this Plan;

“Option” means either an Incentive Stock Option or a Non-Qualified Stock Option

“Optionee” means any person to whom an Option is granted under this Plan

“Related Corporation” means any corporation (other than the Corporation) that is a “Subsidiary Corporation” of the Corporation, as those terms are defined in Section 424(f) of the Code (or any successor provisions) and the regulations thereuder (as amended from time to time);

“Shareholder Approval” means the approval by the holders of a majority of the Corporation’s outstanding voting shares, voting either in person or by proxy at a duly held shareholders’ meeting;

2.	PURPOSE

2.1                        The purpose of this Plan is to retain the services of valued key employees and consultants of the Corporation and such other persons as the Plan Administrator shall select in accordance with Section 4 below, and to encourage such persons to acquire a greater proprietary interest in the Corporation, thereby strengthening their incentive to achieve the objectives of the shareholders of the Corporation, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Plan Administrator.

2.2                        This Plan shall at all times be subject to all legal requirements relating to the administration of stock option plans, if any, under applicable corporate laws, applicable United States federal and state securities laws, the Code, the rules of any applicable stock exchange or stock quotation system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein (collectively, the “Applicable Laws”).

3.	ADMINISTRATION

3.1                        This Plan shall be administered initially by the Board of Directors of the Corporation (the “Board”), except that the Board may, in its discretion, establish a committee composed of two (2) or more members of the Board or two (2) or more other persons to administer the Plan, which committee (the “Committee”) may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Board or, if applicable, the Committee is referred to herein as the “Plan Administrator”.

3.2                        If and so long as the Corporation’s common stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board shall consider in selecting the Plan Administrator and the membership of any Committee, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code, and (b) “Non-Employee Directors” as contemplated by Rule 16b-3 under the Exchange Act.

3.3                        The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

3.4                        Subject to the provisions of this Plan and any Applicable Laws, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to:

(a)	construe and interpret this Plan;
(b)	define the terms used in the Plan;

(c)	prescribe, amend and rescind the rules and regulations relating to this Plan;
(d)	correct any defect, supply any omission or reconcile any inconsistency in this Plan;
(e)	grant Options under this Plan;
(f)	determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option;
(g)	determine the time or times at which Options shall be granted under this Plan;
(h)	determine the number of Common Shares subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable;
(i)	determine all other terms and conditions of the Options; and
(j)	make all other determinations and interpretations necessary and advisable for the administration of the Plan.

3.5                        All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

4.	ELIGIBILITY

4.1                        Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Corporation or any Related Corporation (“Employees”).

4.2                        Non-Qualified Stock Options may be granted to Employees and to such other persons, including directors, officers, consultants of the Corporation or any Related Corporation, who are not Employees as the Plan Administrator shall select, subject to any Applicable Laws.

4.3                        Subject to the prior approval of the relevant stock exchanges, Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Corporation or any subsidiary of the Corporation. Subject to the prior approval of the relevant stock exchanges, Options also may be granted in exchange for outstanding Options.

5.	STOCK

5.1                        The Plan Administrator is authorized to grant Options to acquire up to a total of 5,000,000 Common Shares, provided however, that such shares may not exceed 20% of the Corporation’s issued shares as at the date of Shareholder approval. The number of Common Shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 6.1(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the Common Shares allocable to the unexercised portion of such Option may again be subject to an Option granted to the same Optionee or to a different person eligible under Section 4 of this Plan; provided however, that any cancelled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 4 hereof.

6.	TERMS AND CONDITIONS OF OPTIONS

6.1                        Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (each, an “Agreement”). Agreements may contain such provisions, not inconsistent with this Plan or any Applicable Laws, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

(a)	Number of Shares and Type of Option

Each Agreement shall state the number of Common Shares to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option; provided that:

(i)	no more than 5% of the issued shares of the Corporation may be granted to any one individual in any 12 month period unless the Corporation has obtained Disinterested Shareholder approval;
(ii)	no more than 2% of the issued shares of the Corporation may be granted to any one Consultant in any 12 month period;
(iii)	no more than an aggregate of 2% of the issued shares of the Corporation may be granted to an Employee conducting Investor Relations Activities, in any 12 month period;
(iv)	in the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options;
(v)

the aggregate fair market value (determined at the Date of Grant, as defined below) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Corporation, a Related Corporation or a predecessor corporation) shall not exceed U.S.$100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time (the “Annual Limit”); and

(vi)	any portion of an Option which exceeds the Annual Limit shall not be void but rather shall be a Non-Qualified Stock Option.

(b)	Date of Grant

Each Agreement shall state the Date of Grant.

(c)	Option Price

Each Agreement shall state the price per Common Share at which it is exercisable. The Plan Administrator shall act in good faith to establish the exercise price in accordance with Applicable Laws; provided that:

(i)	the per share exercise price for an Incentive Stock Option shall not be less than the fair market value per Common Share at the Date of Grant as determined by the Plan Administrator in good faith;
(ii)

with respect to Incentive Stock Options granted to greater-than-ten percent (>10%) shareholders of the Corporation (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per Common Share at the Date of Grant as determined by the Plan Administrator in good faith;

(iii)

if the Common Shares are listed on the TSX Venture Exchange or the Toronto Stock Exchange, the per share exercise price for a Non-Qualified Stock Option shall not be less than the Discounted Market Price;

(iv)

with respect to Non-Qualified Stock Options, disinterested Shareholder approval will be obtained for any reduction in the exercise price if the Optionee is an Insider of the Corporation at the time of the proposed amendment; and

(v)

Subject to the prior approval of the relevant stock exchanges, Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Corporation or any subsidiary of the Corporation may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(d)	Duration of Options

At the time of the grant of the Option, the Plan Administrator shall designate, subject to Section 6.1(g) below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-ten percent (>10%) shareholder of the Corporation (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular

Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Section 6 shall expire ten (10) years from the Date of Grant.

(e)	Vesting Schedule

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option prior to the provision of services with respect to which such Option is granted; provided, that if no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule:

Number of Years Following Date of Grant	Percentage of Total Option Vested
One	25%
Two	50%
Three	75%
Four	100%

The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of objective criteria, including but not limited to, one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Corporation’s performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Corporation as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, a Parent of the Corporation or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Corporation by the Plan Administrator that the performance objective has been achieved.

(f)	Acceleration of Vesting

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion.

(g)	Term of Option
(i)	Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:
A.	the expiration of the Option, as designated by the Plan Administrator in accordance with Section 6.1(d) above;
B.	the date of an Optionee’s termination of employment or contractual relationship with the Corporation or any Related Corporation for cause (as determined by the Plan Administrator, acting reasonably);
C.

the expiration of three (3) months from the date of an Optionee’s termination of employment or contractual relationship with the Corporation or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or

D.

the expiration of one year (1) from termination of an Optionee’s employment or contractual relationship by reason of death or Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option.

(ii)

Notwithstanding Section 6.1(g)(i) above, any vested Options which have been granted to the Optionee in the Optionee’s capacity as a director of the Corporation or any Related Corporation shall terminate upon the occurrence of the first of the following events:

A.	the event specified in Section 6.1(g)(i)A above;
B.	the event specified in Section 6.1(g)(i)D above; and
C.	the expiration of three (3) months from the date the Optionee ceases to serve as a director of the Corporation or Related Corporation, as the case may be.
(iii)

Upon the death of an Optionee, any vested Options held by the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the Optionee’s domicile at the time of death and only until such Options terminate as provided above.

(iv)

For purposes of the Plan, unless otherwise defined in the Agreement, “Disability” shall mean medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than twelve (12) months or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee’s termination of employment or contractual relationship.

(v)

Unless accelerated in accordance with Section 6.1(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Corporation for any reason whatsoever, including death or Disability.

(vi)

For purposes of this Plan, transfer of employment between or among the Corporation and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Corporation or any Related Corporation. Employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

(h)	Exercise of Options
(i)

Options shall be exercisable, in full or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

(ii)

Options or portions thereof may be exercised by giving written notice to the Corporation, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Shares so purchased, which payment shall be in the form specified in Section 6.1(i) below. The Corporation shall not be obligated to issue, transfer or deliver a certificate representing Common Shares to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Corporation, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

(i)	Payment upon Exercise of Option

Upon the exercise of any Option, the aggregate exercise price shall be paid to the Corporation in cash or by certified or cashier’s check. In addition, if pre-approved in writing by the Plan Administrator who may arbitrarily withhold consent, the Holder may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(i)

by delivering to the Corporation Common Shares previously held by such Holder, or by the Corporation withholding Common Shares otherwise deliverable pursuant to exercise of the Option, which Common Shares received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price to be paid by the Optionee upon such exercise;

(ii)

by delivering a properly executed exercise notice together with irrevocable instructions to a broker promptly to sell or margin a sufficient portion of the shares and deliver directly to the Company the amount of sale or margin loan proceeds to pay the exercise price; or

(iii)	by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.
(j)	No Rights as a Shareholder

A Holder shall have no rights as a shareholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Section 6.1(m) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Shares for which the record date is prior to the date the Holder becomes a record holder of the Common Shares covered by the Option, irrespective of whether such Holder has given notice of exercise.

(k)	Non-transferability of Options

Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

(l)	Securities Regulation and Tax Withholding

(i)

Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all Applicable Laws, and such issuance shall be further subject to the approval of counsel for the Corporation with respect to such compliance, including the availability of an exemption from prospectus and registration requirements for the issuance and sale of such shares. The inability of the Corporation to obtain from any regulatory body the authority deemed by the Corporation to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from prospectus and registration requirements for the issuance and sale of any shares under this Plan, shall relieve the Corporation of any liability with respect to the non-issuance or sale of such shares.

(ii)

As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. If necessary under Applicable Laws, the Plan Administrator may cause a stop-transfer order against such shares to be placed on the stock books and records of the Corporation, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any Applicable Laws, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with applicable securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF OPTIONS.

(iii)

The Holder shall pay to the Corporation by certified or cashier’s check, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of Common Shares acquired upon exercise of an Option or otherwise related to an Option or Common Shares acquired in connection with an Option. Upon approval of the Plan Administrator, a Holder may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan Administrator:

A.

by delivering to the Corporation Common Shares previously held by such Holder or by the Corporation withholding Common Shares otherwise deliverable pursuant to the exercise of the Option, which Common Shares received or withheld shall have a fair market value at the date of exercise (as determined by the Plan

Administrator) equal to any withholding tax obligations arising as a result of such exercise, transfer or other disposition;

B.

by executing appropriate loan documents approved by the Plan Administrator by which the Holder borrows funds from the Corporation to pay any withholding taxes due under this Section 6.1(l)(iii), with such repayment terms as the Plan Administrator shall select; or

C.	by complying with any other payment mechanism approved by the Plan Administrator from time to time.
(iv)

The issuance, transfer or delivery of certificates representing Common Shares pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of all Applicable Laws and the withholding provisions of the Code have been met and that the Holder has paid or otherwise satisfied any withholding tax obligation as described in Section 6.1(l)(iii) above.

(m)	Adjustments Upon Changes In Capitalization
(i)

Subject to the prior approval of the relevant stock exchanges, the aggregate number and class of shares for which Options may be granted under this Plan, the number and class of shares covered by each outstanding Option, and the exercise price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued Common Shares of the Corporation resulting from:

A.	a subdivision or consolidation of shares or any like capital adjustment, or
B.

the issuance of any Common Shares, or securities exchangeable for or convertible into Common Shares, to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares, or securities exchangeable for or convertible into Common Shares, to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of Common Shares, or securities convertible into Common Shares, in lieu of dividends paid in the ordinary course on the Common Shares).

(ii)

Subject to prior approval of the relevant stock exchanges, except as provided in Section 6.1(m)(iii) hereof, upon a merger (other than a merger of the Corporation in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of common shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere re-incorporation or the creation of a holding Corporation) or liquidation of the Corporation, as a result of which the shareholders of the Corporation, receive cash, shares or other property in exchange for or in connection with their Common Shares, any Option granted hereunder shall terminate, but the Holder shall have the right to exercise such Holder’s Option immediately prior to any such merger, consolidation, acquisition of property or shares, separation, reorganization or liquidation, and to be treated as a shareholder of record for the purposes thereof, to the extent the vesting requirements set forth in the Option agreement have been satisfied.

(iii)

Subject to the prior approval of the relevant stock exchanges, if the shareholders of the Corporation receive shares in the capital of another corporation ("Exchange Shares") in exchange for their Common Shares in any transaction involving a merger (other than a merger of the Corporation in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or shares, separation or reorganization (other than a mere re-incorporation or the creation of a holding Corporation), all Options granted hereunder shall be converted into options to purchase Exchange Shares unless the Corporation and the corporation issuing the Exchange Shares, in their sole discretion, determine that any or all such Options granted hereunder shall not be converted into options to purchase Exchange Shares but instead shall terminate in accordance with, and subject to the Holder’s right to exercise the Holder’s Options pursuant to, the provisions of Section 6.1(m)(ii). The amount and price of converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of Exchange Shares the holders of the Common Shares receive in such merger, consolidation, acquisition or property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Shares.

(iv)

In the event of any adjustment in the number of Common Shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

(v)

All adjustments pursuant to Section 6.1(m) shall be made by the Plan Administrator, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

(vi)	The grant of an Option shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

7.	EFFECTIVE DATE; AMENDMENT; SHAREHOLDER APPROVAL

7.1                        Options may be granted by the Plan Administrator from time to time on or after the date on which this Plan is adopted by the Board (the “Effective Date”).

7.2                        Unless sooner terminated by the Board, this Plan shall terminate on the tenth anniversary of the Effective Date. No Option may be granted after such termination or during any suspension of this Plan.

7.3                        The Plan must receive shareholder approval at a meeting of the shareholders within 12 months before or after the date such plan is adopted, provided however, if such shareholder approval is given after the adoption of the plan, grant of options or amendment of options, no options must be exercised under the plan, individual grant or amendment before the meeting of the shareholders.

7.4                        In addition to the requirement set forth in Section 7.3, the Corporation must obtain disinterested Shareholder approval of stock options if:

(a)	A stock option plan, together with all of the Corporation’s previously established and outstanding stock option plans or grants, could result at any time in:
(i)	the number of shares reserved for issuance under stock options granted to Insiders exceeding 10% of the issued shares;
(ii)	the grant to Insiders, within a 12 month period, of a number of options exceeding 10% of the issued shares; or
(iii)	the issuance to any one Optionee, within a 12 month period, of a number of shares exceeding 5% of the issued shares; or
(b)	with respect to Non-Qualified Stock Options, the Corporation is decreasing the exercise price of stock options previously granted to Insiders;

8.	NO OBLIGATIONS TO EXERCISE OPTION

8.1                        The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

9.	NO RIGHT TO OPTIONS OR TO EMPLOYMENT

9.1                        Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Corporation or any Related Corporation, express or implied, that the Corporation or any Related Corporation will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Corporation’s or, where applicable, a Related Corporation’s right to terminate Optionee’s employment at any time, which right is hereby reserved.

10.	APPLICATION OF FUNDS

10.1                      The proceeds received by the Corporation from the sale of Common Shares issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

11.	INDEMNIFICATION OF PLAN ADMINISTRATOR

11.1                      In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Corporation for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Corporation), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Corporation of such action, suit or proceeding, so that the Corporation may have the opportunity to make appropriate arrangements to prosecute or defend the same.

12.	REPRESENTATION BY THE CORPORATION

11.1                      Each Option agreement related to stock option grants to Employees or Consultants shall include a representation by the Corporation that the Optionee is a bona fide Employee or Consultant, as the case may be.

13.	AMENDMENT OF PLAN

13.1                      The Plan Administrator may, at any time, modify, amend or terminate this Plan or modify or amend Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with the Applicable Laws. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Corporation to comply with or to avail the Corporation and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirements.

Effective Date:  _____________________, 2007